Exhibit 99.1

Conference Call and Webcast

Today, February 10, 2021 at 11:00 a.m. ET

334-777-6978, conference ID 3652070 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FOURTH QUARTER NET REVENUE OF $68.5 MILLION

Fourth Quarter Net Income Rises 132.4% Year-Over-Year to $11.0 Million

and SOI Rises 28.8% to $20.1 Million

NAPLES, Florida, February 10, 2021 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and twelve-month periods ended December 31, 2020.

The results presented herein reflect actual results including the operations of WDMK-FM in Detroit since its acquisition in August 2019.

Summary of Fourth Quarter and Year-End Results

In millions, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$68.5	$72.1	$206.1	$261.6
Operating income (loss) [1]	19.6	11.2	(4.3)	38.1
Net income (loss) [1]	11.0	4.7	(18.9)	13.4
Net income (loss) per diluted share [1]	$0.38	$0.17	($0.63)	$0.48
Station operating income (SOI - non-GAAP)	20.1	15.6	24.0	60.4

[1]

Operating income, net income and net income per diluted share reflect a $4.4 million gain on dispositions, $3.6 million in other operating income and $2.2 million of non-cash impairment losses in the three months ended December 31, 2020, as well as a $17.1 million gain on dispositions and $13.7 million of non-cash impairment losses in the three months ended December 31, 2019. For the full year, operating income (loss), net income (loss) and net income (loss) per diluted share reflect a $4.4 million gain on dispositions, $3.0 million in other operating income, $9.0 million of non-cash impairment losses and a $2.8 million loss on modification of long-term debt in the twelve months ended December 31, 2020, as well as a $20.7 million gain on dispositions and $13.7 million of non-cash impairment losses for the twelve months ended December 31, 2019.

Net revenue during the three months ended December 31, 2020 primarily reflects a year-over-year decrease in commercial advertising revenue due to the impact of the COVID-19 pandemic, partially offset by growth in digital, esports and political revenue.

-more-

Beasley Broadcast Group, 2/10/21	page 2

Beasley reported operating income of $19.6 million in the fourth quarter of 2020 compared to operating income of $11.2 million in the fourth quarter of 2019, largely reflecting the year-over-year increase in Station Operating Income (SOI, a non-GAAP financial measure), in addition to lower operating and corporate expenses, lower impairment losses, a $4.4 million gain on dispositions related to a land sale and $3.6 million in other operating income, partially offset by higher depreciation and amortization expense.

Beasley reported net income of $11.0 million, or $0.38 per diluted share, in the three months ended December 31, 2020, compared to net income of $4.7 million, or $0.17 per diluted share, in the three months ended December 31, 2019. The year-over-year increase was primarily due to the aforementioned decline in total operating expenses, as well as the gain on the land sale and other operating income.

SOI increased 28.8% to $20.1 million in the fourth quarter of 2020 compared to $15.6 million in the fourth quarter of 2019. The year-over-year increase is primarily attributable to Beasley’s expense control initiatives to address the COVID-19 pandemic resulting in lower operating expenses , as well as the benefit of an increase in political revenue.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s 2020 fourth quarter financial results reflect the ongoing recovery of our business and solid execution by our teams in generating sequential quarter-over-quarter revenue growth that exceeded the high-end of the preliminary range we announced in January. During the quarter, we continued to navigate the ongoing pandemic-related challenges exceptionally well. The meaningful actions we have taken over the past nine-months, including reducing station operating expenses and negotiating discounts with service providers and partners, resulted in 28.8% year-over-year growth in SOI and improved SOI margin as well as a 62.4% increase in station operating income less corporate expenses. In addition, despite the pandemic and restrictions in certain markets, we generated fourth quarter free cash flow of $16.8 million, inclusive of the $4.6 million net gain from dispositions, which compares very favorably to the $20.7 million of free cash flow in the year ago period which benefited from $21.8 million in dispositions.

“Record fourth quarter net political revenue of $10.2 million, combined with the resumption of advertising in key categories, drove year-over-year revenue increases in six of our station clusters. Excluding political revenue, Beasley continued to generate sequential month-over-month revenue growth, with October up 8.3% over September and November up 2.0% over October, while December paced slightly behind November due to a tightening of COVID-19 restrictions in certain markets. Notably, our continued emphasis on strong local content drove best-in-industry ratings performance for our station clusters in the fourth quarter, according to Nielsen, and our cumulative on-air audience share has grown consistently since March.

“The improvement in fourth quarter advertising trends and our ability to capture strong shares of political spending in our markets was complemented by positive results from Beasley’s digital and esports investments, which have been less impacted by the pandemic. Fourth quarter digital revenue rose 7.6% year-over-year to $7.3 million and accounted for approximately 10.6% of total fourth quarter revenue, compared to 9.2% of total revenue in the prior year period.

-more-

Beasley Broadcast Group, 2/10/21	page 3

“Total outstanding debt as of December 31, 2020 was $268.5 million. In early February, we closed on our offering of $300.0 million in aggregate principal amount of 8.625% Senior Secured Notes due 2026. The net proceeds of the offering were used to repay in full existing indebtedness under the Company’s senior secured credit facilities and other debt, with the remaining proceeds added to our balance sheet for general corporate purposes. We believe this transaction improves our liquidity profile and provides growth capital as we continue to diversify our business, revenue and cash flows to higher growth areas.

“Year-over-year advertising revenue declines, while moderating, have continued in the 2021 first quarter, as the first two months of the comparable 2020 period were not impacted by the pandemic. However, we remain optimistic that the commercial advertising market will return to more normalized revenue levels as we move further into the year, following broad vaccine distribution.

“While the last ten months presented unprecedented challenges for ad-reliant businesses, I am extremely proud of the way our corporate and station level leaders and valued team members rose to the occasion and worked tirelessly to enable Beasley to generate positive cash flow and return to profitability in the fourth quarter of 2020. In 2021, our strategic priorities remain focused on delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while diversifying our revenue, growing our cash flow and maintaining a solid and flexible balance sheet with liquidity at current or higher levels. We believe the experience of our team and competitive positions in our markets, combined with the steps we have taken to reduce costs and improve operating efficiencies, position Beasley Broadcast Group well for near- and long-term success, particularly as economic trends improve later this year.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 10, 2021, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334-777-6978, conference ID 3652070 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Wednesday February 10, 2021. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 60th anniversary this year, the Company was founded in 1961 by George G. Beasley, who remains the Company’s Chairman of the Board. The Company owns and operates 63 stations (47 FM and 16 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. The Company recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

-more-

Beasley Broadcast Group, 2/10/21	page 4

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seek,” “we remain optimistic that” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

-more-

Beasley Broadcast Group, 2/10/21	page 5

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 10, 2021, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 2/10/21	page 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net revenue	$68,460,644	$72,093,111	$206,143,861	$261,554,114

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	48,313,273	56,452,577	182,181,555	201,107,084
Corporate expenses (including stock-based compensation)	3,677,698	5,496,797	15,628,370	21,209,432
Transaction expenses	—	407,011	—	768,945
Depreciation and amortization	2,721,710	1,970,974	11,096,937	7,349,682
Impairment losses	2,166,400	13,657,941	8,970,812	13,657,941
Gain on dispositions	(4,439,710)	(17,111,605)	(4,439,710)	(20,657,360)
Other operating (income) expense, net	(3,600,000)	—	(3,000,000)	—

Total operating expenses	48,839,371	60,873,695	210,437,964	223,435,724
Operating income (loss)	19,621,273	11,219,416	(4,294,103)	38,118,390
Non-operating income (expense):
Interest expense	(4,313,701)	(4,488,586)	(16,894,407)	(18,032,669)
Loss on modification of long-term debt	—	—	(2,798,789)	—
Other income (expense), net	32,070	34,568	88,030	(246,155)

Income (loss) before income taxes	15,339,642	6,765,398	(23,899,269)	19,839,566
Income tax expense (benefit)	4,304,900	2,331,124	(5,185,992)	6,597,751

Income (loss) before equity in earnings of unconsolidated affiliates	11,034,742	4,434,274	(18,713,277)	13,241,815
Equity in earnings of unconsolidated affiliates, net of tax	(70,164)	283,205	(160,879)	141,827

Net income (loss)	10,964,578	4,717,479	(18,874,156)	13,383,642
Earnings attributable to noncontrolling interest	226,420	66,582	1,108,234	66,582

Net income (loss) attributable to BBGI stockholders	$11,190,998	$4,784,061	$(17,765,922)	$13,450,224

Basic net income (loss) per share	$0.38	$0.17	$(0.63)	$0.49

Diluted net income (loss) per share	$0.38	$0.17	$(0.63)	$0.48

Basic common shares outstanding	29,276,454	27,800,521	28,386,456	27,730,392

Diluted common shares outstanding	29,293,120	27,833,174	28,386,456	27,777,850

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$20,759	$18,648
Working capital	37,065	26,466
Total assets	738,614	760,060
Long term debt, net of current portion and unamortized debt issuance costs	258,345	248,712
Stockholders’ equity	$267,727	$284,539

-more-

Beasley Broadcast Group, 2/10/21	page 7

Selected Statement of Cash Flows Data – Unaudited

	Year ended December 31,
	2020	2019
Net cash provided by operating activities	$4,214,316	$20,991,224
Net cash used in investing activities	(3,845,616)	(4,955,046)
Net cash provided by (used in) financing activities	1,742,561	(10,821,835)

Net increase in cash and cash equivalents	$2,111,261	$5,214,343

Calculation of SOI

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net revenue	$68,460,644	$72,093,111	$206,143,861	$261,554,114
Operating expenses	(48,313,273)	(56,452,577)	(182,181,555)	(201,107,084)

SOI	$20,147,371	$15,640,534	$23,962,306	$60,447,030

Reconciliation of Net Income (Loss) to SOI

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net income (loss)	$11,190,998	$4,784,061	$(17,765,922)	$13,450,224
Corporate expenses	3,677,698	5,496,797	15,628,370	21,209,432
Transaction expenses	—	407,011	—	768,945
Depreciation and amortization	2,721,710	1,970,974	11,096,937	7,349,682
Impairment losses	2,166,400	13,657,941	8,970,812	13,657,941
Gain on dispositions	(4,439,710)	(17,111,605)	(4,439,710)	(20,657,360)
Other operating (income) expenses, net	(3,600,000)	—	(3,000,000)	—
Interest expense	4,313,701	4,488,586	16,894,407	18,032,669
Loss on modification of long-term debt	—	—	2,798,789	—
Other (income) expense, net	(32,070)	(34,568)	(88,030)	246,155
Income tax expense (benefit)	4,304,900	2,331,124	(5,185,992)	6,597,751
Equity in earnings of unconsolidated affiliates	70,164	(283,205)	160,879	(141,827)
Earnings attributable to noncontrolling interest	(226,420)	(66,582)	(1,108,234)	(66,582)

SOI	$20,147,371	$15,640,534	$23,962,306	$60,447,030

Reconciliation of Net Revenue to FCF

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net revenue	$68,460,644	$72,093,111	$206,143,861	$261,554,114
Operating expenses	(48,313,273)	(56,452,577)	(182,181,555)	(201,107,084)
Corporate expenses	(3,677,698)	(5,496,797)	(15,628,370)	(21,209,432)
Net proceeds from dispositions	4,631,566	21,848,435	4,631,566	25,422,201
Stock-based compensation expense	55,999	384,020	750,670	2,118,718
Interest expense	(4,313,701)	(4,488,586)	(16,894,407)	(18,032,669)
Amortization of debt issuance costs	473,668	483,983	1,915,302	1,935,932
Interest income	410	30,029	28,149	123,726
Current income tax expense	—	(5,601,764)	—	(8,274,105)
Capital expenditures	(480,563)	(2,128,782)	(7,477,182)	(9,030,025)

FCF	$16,837,052	$20,671,072	$(8,711,966)	$33,501,376

# # #